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                                                                   Exhibit 10.14


                      AMENDED AND RESTATED PROMISSORY NOTE


$328,718.00                                        Dated as of December 31, 1995
                                                              Irvine, California

          FOR VALUE RECEIVED, the undersigned, OSAMAH S. BAKHIT ("Payor") promises to pay to AVIATION DISTRIBUTORS, INC., a Delaware corporation and successor corporation to Aviation Distributors, Inc., a California corporation ("Payee"), the principal sum of Three Hundred Twenty-Eight Thousand Seven Hundred Eighteen Dollars and No Cents ($328,718.00), together with simple interest at the rate of six percent (6%) per annum on the aggregate principal balance outstanding from time to time.

          Principal on the Note shall be due and payable in four (4) equal quarterly installments of Eighty-Two Thousand One Hundred Seventy-Nine Dollars and Fifty Cents ($82,179.50), commencing March 1, 1997 and continuing through December 1, 1997.

          Interest on the unpaid principal balance through December 30, 1996 shall be due and payable on December 30, 1996; thereafter, interest on the unpaid principal balance shall be due and payable quarterly commencing March 1, 1997 and continuing through December 1, 1997 when all accrued but unpaid interest shall be due and payable.

          In the event of default under this Note which is not cured within sixty (60) days after a notice of default has been sent in writing to Payor, the principal balance and accrued but unpaid interest shall immediately become due and payable.

          Payee shall be entitled to collect a reasonable attorneys' fee from the Payor, as well as other costs, charges, and expenses reasonably incurred, in curing any default or attempting collection of the payment due on this Note, whether or not litigation or any proceeding to enforce this Note is commenced.

          This Note may be prepaid in whole or in part at any time without penalty.

          If any term or provision of this Note, or any portion of any such term or provision, shall be held invalid or against public policy, or if the application of the same to any person or circumstance is held invalid or against public policy, then, the

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remainder of this Note (or the remainder of such term or provision) and the application thereof to other persons or circumstances shall not be affected thereby and shall remain valid and in full force and effect to the fullest extent permitted by law.

          This Note shall be governed by and construed solely in accordance with the laws of the State of California.

          IN WITNESS WHEREOF, Payor has executed this Amended and Restated Promissory Note as of the day first hereinabove written at Irvine, California.



                                        ___________________________________
                                        Osamah S. Bakhit


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